Hydrofarm Releases Inaugural 2020 ESG Sustainability Report January 11, 2022 FAIRLESS HILLS, Pa., Jan. 11, 2022 (GLOBE NEWSWIRE) -- Hydrofarm Holdings Group, Inc. (“Hydrofarm” or the “Company”) (Nasdaq: HYFM), a leading distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture (“CEA”), today announced the release of its first Environmental, Social and Governance (ESG) Sustainability Report covering the Company’s 2020 initiatives and activities. The resulting sustainability framework will also be used to develop a comprehensive sustainability strategy that will guide the company’s ESG efforts in the coming years. “We’re pleased to present Hydrofarm’s first ESG Sustainability Report, highlighting our environmental, social, and governance practices,” said Bill Toler, Chairman and Chief Executive Officer of Hydrofarm. “While we have long been committed to operating our business with the highest integrity, we recognize that our transition to being a publicly-traded company has raised the bar and stakeholder expectations. We are excited to meet that challenge with more transparency, more accountability, and even greater enthusiasm for the use of sustainable business practices to drive innovation, customer satisfaction and profitability. We understand that sustainability is a business imperative - one that will require investments in every facet of our business as we seek to reduce our global impact, mitigate our risk, and act quickly on emerging opportunities.” The full 2020 Hydrofarm ESG Sustainability Report can be found within the Corporate Governance section of the Company’s investor relations website at investors.hydrofarm.com. Report highlights include: Sustainable Products – Hydrofarm continuously seeks to improve the environmental impact of its products, looking at opportunities to increase efficiency and reduce material use throughout the product lifecycle. Hydrofarm’s Product Development, Regulatory, and Quality Assurance teams carefully track product components and characteristics to ensure the Company is appropriately managing materials of concern, environmental certifications, and safety features. Additionally, a dedicated team of product specialists is responsible for managing traceability, product compliance, safety, and proper labeling across all of the Company’s product categories and channels. Green Operations - Guided by its Environment, Health and Safety policy, Hydrofarm’s commitment to the environment extends to its facilities, customer, suppliers, and employees, as well as the communities in which it operates. Hydrofarm’s guiding environmental principles include the implementation of systems to reduce pollution and managing greenhouse gas (GHG) emissions in alignment with science-based targets. The Company will conduct its first corporate-wide carbon footprint analysis in 2022. Focus on People - Hydrofarm is committed to an inclusive and welcoming workplace, where everyone is treated fairly and equitably. Discrimination, either overt or through unconscious bias, has no place at Hydrofarm, and all employment decisions are covered by this commitment. The Company also works to provide and maintain a safe, healthy, and productive workplace by addressing and remediating identified risks of accidents, injury, and health impacts. While accidents and injuries are rare, Hydrofarm is committed to engaging with our employees to continually improve the health and safety in our workplace. This includes ongoing initiatives to mitigate the health risks to employees from the COVID-19 global pandemic. About Hydrofarm Holdings Group, Inc. Hydrofarm is a leading distributor and manufacturer of controlled environment agriculture equipment and supplies, including high-intensity grow lights, climate control solutions, and growing media, as well as a broad portfolio of innovative and proprietary branded products. For more than 40 years, Hydrofarm has helped growers in the U.S. and Canadian markets make growing easier and more productive. The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects. For additional information, please visit: www.hydrofarm.com Investor Contact: Fitzhugh Taylor / ICR ir@hydrofarm.com